EXHIBIT 32.2
CERTIFICATION OF THE CHIEF FINANCIAL OFFICER PURSUANT TO 18 U.S.C. SECTION 1350, AS
ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
For purposes of 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, Deborah H. Merrill, the Chief Financial Officer of Delta Apparel, Inc. (the “Company”), hereby certifies that to the best of her knowledge:

1.
The Quarterly Report on Form 10-Q for the quarterly period ended April 1, 2017, of the Company, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:	May 8, 2017
/s/ Deborah H. Merrill
Deborah H. Merrill Chief Financial Officer and President, Delta Basics

This certification is being furnished solely to comply with the provisions of § 906 of the Sarbanes-Oxley Act of 2002 and is not being filed as part of the accompanying Report, including for purposes of Section 18 of the Exchange Act, or as a separate disclosure document. A signed original of this written certification required by Section 906, or other document authenticating, acknowledging or otherwise adopting the signature that appears in typed form within the electronic version of this written certification required by Section 906, has been provided to the Company and will be rendered by the Company and furnished to the Securities and Exchange Commission or its staff upon request.